CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the referenceS to our firm in the Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A, and related Statement of Additional Information of The Crowley Portfolio Group, Inc. and to the inclusion of our report dated January 5, 2000 to the Shareholders and Board of Directors of The Crowley Portfolio Group, Inc.


                            /S/ TAIT, WELLER & BAKER
                                TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
February 29, 2000